                                                                   Exhibit 10.14








                          CHASE BRASS & COPPER COMPANY



                            BENEFIT RESTORATION PLAN



                             AS AMENDED AND RESTATED



                                    EFFECTIVE



                                SEPTEMBER 1, 2001

                     (ORIGINALLY EFFECTIVE JANUARY 1, 1996)

                                                                   Exhibit 10.14




                          CHASE BRASS & COPPER COMPANY

                            BENEFIT RESTORATION PLAN

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS.............................................................................................1

ARTICLE II ELIGIBILITY............................................................................................5

ARTICLE III CONTRIBUTIONS.........................................................................................5

ARTICLE IV IN-SERVICE WITHDRAWAL..................................................................................6

ARTICLE V CREDITING OF CONTRIBUTIONS AND INCOME...................................................................7

ARTICLE VI BENEFITS...............................................................................................8

ARTICLE VII PAYMENT OF BENEFITS...................................................................................9

ARTICLE VIII ADMINISTRATION OF THE PLAN..........................................................................10

ARTICLE IX CLAIM REVIEW PROCEDURE................................................................................11

ARTICLE X LIMITATION OF RIGHTS...................................................................................13

ARTICLE XI LIMITATION OF ASSIGNMENT AND PAYMENTS TO LEGALLY INCOMPETENT DISTRIBUTEE..............................13

ARTICLE XII AMENDMENT TO OR TERMINATION OF THE PLAN..............................................................13

ARTICLE XIII STATUS OF PARTICIPANT AS UNSECURED CREDITOR.........................................................14

ARTICLE XIV GENERAL AND MISCELLANEOUS............................................................................14

                                                                   Exhibit 10.14



                          CHASE BRASS & COPPER COMPANY

                            BENEFIT RESTORATION PLAN



                                    PREAMBLE

         WHEREAS, Chase Brass & Copper Company, Inc. ("Company"), a corporation formed under the laws of the State of Delaware, maintains a benefit restoration plan for the exclusive benefit of a select group of management and highly compensated employees of the Company to restore certain retirement benefits on behalf of such employees decreased or limited because of limitations imposed by the Internal Revenue Code of 1986 and subsequent legislation; and

         WHEREAS, the Company desires to amend and restate the Plan in certain respects.

         NOW, THEREFORE, the Company hereby amends and restates, effective September 1, 2001, the Chase Brass & Copper Company Benefit Restoration Plan which was originally effective January 1, 1996, as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 "Account" shall mean the record maintained by the Committee showing the monetary value of the individual interest in the Plan of each Participant or Beneficiary. The term "Account" shall refer only to a bookkeeping entry and shall not be construed to require the segregation of assets on behalf of any Participant or Beneficiary.

         1.2 "Affiliate" shall mean a member of a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code), or an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is a member; and any entity otherwise required to be aggregated with the Company pursuant to Section 414(o) of the Code or the regulations issued thereunder.

         1.3 "Beneficiary" shall mean the Beneficiary or Beneficiaries designated by each Participant under the Profit Sharing Plan; provided, however, that a Participant may designate a different Beneficiary or Beneficiaries hereunder by delivering to the Committee a written beneficiary designation, in the form provided by the Committee, and executed specifically with respect to this Plan.

         1.4 "Board" shall mean the Board of Directors of the Company.

         1.5 "CSI" shall mean Chase Industries Inc., a Delaware corporation.

         1.6 "Change in Control" means the event that is deemed to have occurred if:

               (a) any Acquiring Person (as hereinafter defined) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of CSI representing fifty percent or more of the combined voting power of the then outstanding Voting Securities (as hereinafter defined) of CSI; or

                                                                   Exhibit 10.14


               (b) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of CSI, and the Board of Directors of CSI approves or fails to oppose that tender or exchange offer in its statements in
          Schedule 14D-9 under the Exchange Act; provided, however, that the events to occur under Sections 6.5 and 7.3 hereof shall not occur solely as a result of an event described in this clause (b) unless, within one year after the occurrence of such event, an event described in clauses (a), (c) or (d) hereof shall have occurred, in which case such events to occur under Sections 6.5 and 7.3 hereof shall occur upon the occurrence of such event but shall be deemed to have been effective as of the time of the occurrence of the event described in this clause (b); or

               (c) the stockholders of CSI approve a merger or consolidation of CSI with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of CSI), other than a Conversion Transaction. A "Conversion Transaction" shall mean a merger or consolidation that would result in the Voting Securities of CSI outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities and Convertible Voting Securities (on a fully-diluted basis assuming full conversion thereof) of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; provided that if any Acquiring Person owns less than fifty percent of the Voting Securities of CSI outstanding immediately prior to such merger or consolidation and immediately after such merger or consolidation owns fifty percent or more of the outstanding Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger consolidation, then such merger or consolidation shall not be deemed a "Conversion Transaction";

               (d) the stockholders of CSI or the Company approve a plan of complete liquidation of CSI or the Company, respectively, or an agreement for the sale or disposition by CSI or the Company of all or substantially all of CSI's or the Company's assets, respectively, (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale or disposition of all or substantially all of CSI's or the Company's assets in one transaction or a series of related transactions to a Subsidiary or any other Person owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction;

               (e) CSI ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the then outstanding Voting Securities of the Company other than pursuant to a transaction in which, immediately after the consummation of such transaction, all of the outstanding Voting Securities of the Company or any Person into which the Company is merged or otherwise consolidated which are not owned by CSI or any Subsidiary of CSI are owned, directly or indirectly, by the stockholders of CSI in substantially the same proportions as their ownership of stock of CSI immediately prior to such transaction; or

               (f) members of the Incumbent Board (as hereinafter defined) of CSI cease for any reason to constitute at least a majority of the Board of Directors of CSI; or

                                                                   Exhibit 10.14


         For purposes of this Section 1.6, an "Acquiring Person" means any Person other than (a) CSI, any Subsidiary of CSI, any employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of Stock of CSI, or any trustee or other fiduciary holding securities under an employee benefit plan of CSI or of a Subsidiary of CSI or of a corporation owned directly or indirectly by the stockholders of CSI in substantially the same proportions as their ownership of Stock of CSI (b) Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), or (c) any Affiliate (as hereinafter defined) of CVC that is directly controlled by Citicorp or Citibank, N.A., or otherwise is in the same tier as CVC of Affiliates under the control of such entities ("Direct Affiliates"), but shall not include any entities that may be deemed an Affiliate of CVC as a result of the investment by any Direct Affiliate in such entity.

         For purposes of this Section 1.6, a "Person" means any person or entity of any nature whatsoever, specifically including (but not limited to) an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person's affiliates and associates (as "affiliate" and "associate" are defined in Rule 12b-2 under the Exchange Act for purposes of this definition only), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of CSI or the Company with that Person, shall be deemed a single "Person."

         For purposes of this Section 1.6, "Affiliate" means (a) any Person who is directly or indirectly the beneficial owner of at least 10% of the voting power of the outstanding Voting Securities of CSI or (b) any Person controlling, controlled by, or under common control with CSI or any Person contemplated in clause (a) of this definition.

         For purposes of this Section 1.6, "Voting Securities" means (i) any securities that are entitled to vote generally in the election of directors, in the admission of general partners or in the selection of any other similar governing body and (ii) with respect to CSI, all shares of CSI's nonvoting common stock, par value $.01 per share (all of which are convertible into shares of CSI's common stock, par value $.01 per share).

         For purposes of this Section 1.6, "Convertible Voting Securities" means any and all options, warrants, or other rights to purchase, or securities convertible into or exchangeable or exercisable for, directly or indirectly, Voting Securities of any Person.For purposes of this Section 1.6, "Subsidiary" means, with respect to any Person, any corporation, or other entity of which a majority of the Voting Securities is owned, directly or indirectly, by that Person.

         For purposes of this Section 1.6, "Incumbent Board" means individuals who, as of the Effective Date, constitute the Board of Directors of CSI and any other individual who becomes a director thereof after such date and whose election or appointment by the Board of Directors of CSI or nomination for election by the stockholders of CSI was approved by a vote of at least a majority of the directors then comprising the Incumbent Board; provided that the Incumbent Board shall not include the CVC Directors.

         For purposes of this Section 1.6, "CVC Directors" means (A) those members of the Board of Directors of CSI who are, or who have served as, employees, officers or directors of

                                                                   Exhibit 10.14


Citicorp Venture Capital Ltd. ("CVC"), Court Square Capital Limited ("CSCL") or any Affiliate of CVC or CSCL at any time such individuals serve as a member of the Board of Directors of CSI and (B) any other members of the Board of Directors nominated by (i) such members of the Board of Directors of CSI described in (A) above, (ii) CVC, (iii) CSCL, (iv) any Affiliate of CVC or CSCL, or (v) any person who is part of a group (as determined pursuant to Section 13(d)(2) of the Exchange Act) of which CVC, CSCL or any Affiliate of CVC or CSCL is also a part with respect to any Voting Securities of CSI.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

         1.8 "Committee" shall mean a committee of two or more persons designated by the Board to administer the Plan. The Committee may be reconstituted by the Board and its members may be replaced without cause by the Board at any time by written notice to the member or members who are to be replaced.

         1.9 "Company" shall mean Chase Brass & Copper Company, Inc., or its successor or successors.

         1.10 "Compensation" shall have the same meaning as such term in the Profit Sharing Plan, except that it shall not be limited by section 401(a)(17) of the Code and shall include any deferrals made under the Plan.

         1.11 "Disability" shall mean a physical or mental condition, the occurrence of which shall entitle a Participant to benefits under the long-term disability plan of the Company in which such individual participates, and in the absence of such a plan, Disability shall mean a physical or mental condition that prevents the Participant from any gainful employment with the Company, as determined by the Committee in its sole and absolute discretion, which determination shall be conclusive and binding for all purposes hereunder.

         1.12 "Effective Date" of this amended and restated version of the Plan shall mean September 1, 2001; the Plan was originally effective January 1, 1996.

         1.13 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

         1.14 "Normal Retirement Age" shall mean the age of sixty-five (65) years.

         1.15 "Participant" shall mean an individual who has been designated by the Committee as being eligible to participate in the Plan.

         1.16 "Plan" shall mean the Chase Brass & Copper Company Benefit Restoration Plan, as amended from time to time.

         1.17 "Plan Year" shall mean the annual period beginning January 1 of each year and ending December 31 of each year.

         1.18 "Profit Sharing Plan" shall mean the Chase Brass & Copper Company Savings and Profit Sharing Plan for Salaried Employees, as may be amended.

                                                                   Exhibit 10.14


         1.19 "Trust Agreement" shall mean the agreement, if any, including any amendments thereto entered into between the Company and the Trustee for the accumulation of contributions made under the Plan.

         1.20 "Trust Fund" shall mean the cash and other properties held and administered by the Trustee pursuant to the Trust Agreement, if any.

         1.21 "Trustee" shall mean the designated trustee acting at any time under the Trust Agreement, if any.

         1.22 "Valuation Date" shall mean, with respect to the value of an Account, the date on which the investment options for that Account are regularly valued and the Account credited with earnings or losses thereon.

         1.23 "Year of Service" shall mean a year of service for vesting and contribution allocation purposes, as such term is defined in the Profit Sharing Plan.

                                   ARTICLE II

                                   ELIGIBILITY

         Participation in the Plan shall be made available to a select group of individuals, as determined by the Committee, who are providing services to the Company or an Affiliate in key positions of management and responsibility and who are eligible to make contributions to the Profit Sharing Plan, the amount of which is reduced by reason of the application of the limitations set forth in Sections 401(a)(17) or 402(g)(1) of the Code. Such individuals will automatically participate in the contributions described in Section 3.3 of the Plan, even if they are not making deferrals under the Plan for that year. Such individuals may elect to participate in the contributions described in Sections
3.1 and 3.2 of the Plan by executing a participation agreement in such form and at such time as the Committee shall require, provided that each participation agreement shall be executed no later than the last day of December immediately preceding the Plan Year for which an individual elects to make contributions to the Plan in accordance with the provisions of Section 3.1 hereof. Notwithstanding the foregoing, in the first year in which an individual becomes eligible to participate in the Plan, he may elect to participate in the Plan by executing a participation agreement, in such form as the Committee shall require, within thirty (30) days following the date on which he is notified by the Committee of his eligibility to participate in the Plan. In such event, his election to participate in the Plan shall become effective as of the first full payroll period beginning on or after the Committee's receipt of his participation agreement. The determination as to the eligibility of any individual to participate in the Plan shall be in the sole and absolute discretion of the Committee, whose decision in that regard shall be conclusive and binding for all purposes hereunder.

                                  ARTICLE III

                                  CONTRIBUTIONS

         3.1 For any Plan Year, a Participant may irrevocably elect to defer a portion of the Compensation otherwise payable to him with respect to such Plan Year, in the amount set forth below. The amount which a Participant may elect to defer under this Plan for any Plan Year shall be a percentage of his Compensation for such Plan Year which is no less than one percent (1%) and no greater than twelve percent (12%), with such deferral amount to be reduced by the

                                                                   Exhibit 10.14


amount of the Participant's deferral under the Profit Sharing Plan during such Plan Year. Any amounts withheld, pursuant to this Section 3.1, from the Compensation otherwise payable to a Participant shall be credited to his Account as of the date on which such amounts would otherwise have been paid. However, deferrals under the Plan shall not begin until after the Participant's deferrals under the Profit Sharing Plan for the year have been exhausted. Unless a Participant revokes or changes his deferral election, a Participant's deferral election for any given Plan Year shall be deemed to apply to the following Plan Year without the necessity of the Participant's completion of a new deferral election form.

         3.2 As of the last day of each calendar month, the Company shall credit a matching contribution to the Account of each Participant who has deferred amounts under the Plan during such month in accordance with the provisions of
Section 3.1 above. The amount of a Participant's matching contribution shall be equal to fifty percent (50%) of the amount deferred hereunder by the Participant during such month under Section 3.1; provided, however, in calculating a Participant's matching contribution, the Participant's deferral amount under
Section 3.1 that is attributable to Compensation in excess of $350,000 shall be disregarded.

         3.3 As of the last day of each Plan Year, the Company shall credit a profit sharing contribution to the Account of each Participant who both is employed by the Company on such day and has completed a Year of Service during such Plan Year. Participants whose service with the Company and all Affiliates was terminated prior to the last day of the Plan Year or who failed to complete a Year of Service during the Plan Year shall not be credited with a profit sharing contribution for that Plan Year, except as provided in the following paragraph. The profit sharing contribution hereunder for each Plan Year shall equal a percentage of Compensation in excess of the amount set forth in Section 401(a)(17)(A) of the Code (as in effect for the calendar year in which such Plan Year begins) which is equal to the percentage of compensation allocated as a profit sharing contribution to the Profit Sharing Plan for such Plan Year; provided, however, the Compensation taken into consideration for this purpose shall be limited to $350,000.

         The Company shall credit a profit sharing contribution to the Account of any Participant whose employment with the Company and all Affiliates terminated prior to the last day of the Plan Year as a result of death or Disability, or as a result of retirement on or after his Normal Retirement Age. Such contribution hereunder for each Plan Year shall equal a percentage of Compensation in excess of the amount set forth in Section 401(a)(17)(A) of the Code (as in effect for the calendar year in which such Plan Year begins) which is equal to the percentage of compensation allocated as a profit sharing contribution to the Profit Sharing Plan for the immediately preceding Plan Year. Such contribution shall be credited to the Participant's Account as of the Valuation Date used for distribution of the Account.

                                   ARTICLE IV

                              IN-SERVICE WITHDRAWAL

         4.1 In the event of an unforeseeable emergency, a Participant may make a written request to the Committee for a withdrawal from his Account. For purposes of this Section, the term "unforeseeable emergency" shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Any determination of the existence of an

                                                                   Exhibit 10.14


unforeseeable emergency and the amount to be withdrawn on account thereof shall be made by the Committee. Notwithstanding the foregoing, a withdrawal will not be permitted to the extent that the financial hardship is or may be relieved:
(i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under this Plan. However, a Participant need not first take a hardship withdrawal under the Profit Sharing Plan to relieve the financial hardship. In no event shall the need to send a Participant's child to college or the desire to purchase a home be deemed to constitute an unforeseeable emergency. No member of the Committee shall vote or decide upon any matter relating to the determination of the existence of his own financial hardship or the amount to be withdrawn by him on account thereof. A request for a hardship withdrawal must be made in writing on a form provided by the Committee, and must be expressed as a specific dollar amount. The amount of a hardship withdrawal may not exceed the amount required to meet the severe financial hardship. All hardship withdrawals shall be paid in a lump sum in cash.

         Upon a Participant's receipt of a hardship withdrawal, then notwithstanding any other provision herein to the contrary, such Participant shall be prohibited from making any further deferrals pursuant to Section 3.1 hereof for a period of twelve (12) months, beginning on the date on which the withdrawal is made. The Participant may elect to resume deferrals pursuant to
Section 3.1 hereof as of the first full payroll period beginning on or after the last day of such twelve (12) month period by executing a new participation agreement within the time period prior to such date established by the Committee.

         4.2 Any withdrawal under Section 4.1 hereof shall be charged pro rata to the individual investment options in which amounts credited to the Participant's Account are deemed to be invested, pursuant to his designation under Section 5.3 hereof.

                                   ARTICLE V

                      CREDITING OF CONTRIBUTIONS AND INCOME

         5.1 All amounts deferred by a Participant pursuant to the provisions of
Section 3.1 hereof shall be credited to the Account of the Participant, together with all amounts credited to such Account on his behalf pursuant to Sections 3.2 and 3.3 hereof.

         5.2 As of each Valuation Date, there shall be credited to each Participant's Account the deemed income or losses attributable thereto, as provided in Section 5.3 below, as well as any other credits to or charges against such Account.

         5.3 Unless otherwise designated by the Committee, the investment options available under the Plan at any given time shall be the same as the investment options available under the Profit Sharing Plan at such given time. Each Participant, upon becoming a Participant in the Plan. may, on a form prescribed by the Committee, designate the manner in which his Account shall be deemed to be invested among the various investment options available for this purpose. Such designation may be changed as of any Valuation Date, with respect to future contributions and existing Account balances, by filing a new election with the Committee. The Participant must designate, in such minimum percentages or amounts as may be prescribed by the Committee, that portion of his Account which the Participant wishes to allocate to each investment option offered hereunder. The investment designation will continue until changed by the timely submission of a new investment designation form, which change will be effective as of the next succeeding Valuation Date. In the absence of any investment designation, a

                                                                   Exhibit 10.14


Participant's Account shall be deemed to be invested in such property as the Committee, in its sole and absolute discretion, shall determine. The Committee may, but shall not be obligated to, invest amounts credited to a Participant's Account in accordance with the investment designations of such Participant; nevertheless, the Account of such Participant shall be credited with the amount of income, gains and losses attributable thereto, as if the amounts credited to such Account had been so invested. The Committee shall be authorized at any time and from time to time to modify, alter, delete or add to the investment options hereunder. In the event a modification occurs, the Committee shall notify those Participants whom the Committee, in its sole and absolute discretion, determines are affected by the change, and shall give such persons such additional time as is determined necessary by the Committee to designate the manner and percentage in which amounts thereby affected shall be deemed to be invested. The Committee shall not be obligated to substitute options with similar investment criteria for existing options, nor shall it be obligated to continue any particular type of investment options.

                                   ARTICLE VI

                                    BENEFITS

         6.1 Upon the death of a Participant, the Beneficiary of such Participant shall be entitled to the entire value of all amounts credited to such Participant's Account, determined as of the Valuation Date immediately preceding the date on which a distribution under Section 7.2 is made to the Participant's Beneficiary. If a Participant fails to name a Beneficiary, or if all Beneficiaries named by a Participant predecease him or die before complete distribution of the Participant's Account, the then entire value of the Participant's Account shall be paid to the Participant's estate.

         6.2 Upon a determination of a Participant's Disability or retirement on or after attainment of Normal Retirement Age, such Participant shall be entitled to the entire value of all amounts credited to his Account, determined as of the Valuation Date immediately preceding the date on which a distribution under
Section 7.1 is made to the Participant.

         6.3 In the event of the termination of service of a Participant for reasons other than death, Disability or retirement on or after the attainment of Normal Retirement Age, the Participant shall be entitled to that portion of the value of amounts credited to his Account in which he has a vested interest, as set forth in Section 6.4 below, determined as of the Valuation Date immediately preceding the date on which a distribution under Section 7.1 is made to the Participant. Transfer of a Participant among the Company and its Affiliates shall not be deemed for any purpose under the Plan to be a termination of service of a Participant. A Participant shall be deemed to have terminated service only upon his actual termination of service with the Company and all Affiliates.

         6.4 That portion of a terminated Participant's benefits in which he is vested shall be:

               (a) the entire value of all amounts credited to his Account which are attributable to deferrals made by such Participant pursuant to the provisions of Section 3.1 hereof; and

               (b) a percentage of the value of all amounts credited to his Account which are attributable to matching or profit sharing contributions credited on his behalf pursuant to the provisions of Sections 3.2 and 3.3 hereof, such percentage to be determined in accordance with the following schedule:

                                                                   Exhibit 10.14


                                                            Percentage
                  Completed Years of Service                 Payable

                  Less than 3 years                            00.00%
                  3 years but less than 4 years                33.33%
                  4 years but less than 5 years                66.67%
                  5 years or more                             100.00%

         Any amounts credited to a Participant's Account in which he is not vested, as provided in this Section 6.4, shall be forfeited as of the date on which the Participant receives a distribution under Article VII. Any such forfeited amounts shall remain the property of the Company or a Trust, if any, and shall not be allocated among the other Participants in the Plan.

         6.5 Upon a Change in Control, each Participant shall be fully vested in the entire value of all amounts credited to his Account as of the effective date of such Change in Control. Upon a Change in Control, the Board may, in its sole and absolute discretion, and notwithstanding any other provision herein to the contrary, direct that all benefits hereunder will be paid as soon as administratively practicable after the effective date thereof; provided, however, if the Change in Control involves a successor to the Company and such successor decides to assume this Plan, then a Participant may defer any distribution to him by electing such a deferral prior to the Change in Control on a form provided by the Committee.

         6.6 In the event that an amendment to this Plan directly or indirectly changes the vesting schedule set forth in Section 6.4 above, the vested percentage of each Participant in his benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) Years of Vesting Service at that time may irrevocably elect, by written notice to the Committee, within the election period hereinafter provided, to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment. The election period shall begin no later than the date on which the amendment is adopted and shall end no earlier than sixty (60) days after the latest of: (a) the date on which the amendment is adopted, (b) the date on which the amendment becomes effective, or (c) the date on which the Participant is issued written notice of the amendment by the Company or the Committee.

                                  ARTICLE VII

                               PAYMENT OF BENEFITS

         7.1 Payment of a Participant's benefit under the Plan shall be made in a lump sum in cash as soon as administratively feasible following the beginning of the calendar year next following the calendar year in which occurs the event entitling the Participant to a distribution under the Plan; provided, however, that a Participant may, with the consent of the Committee, elect to receive the distribution of his benefit as soon as administratively feasible following the event entitling the Participant to the distribution. The decision of whether to grant a Participant's request for an accelerated distribution of his Plan benefits shall be made in the sole and absolute discretion of the Committee.

         If the Committee denies a Participant's request for an accelerated distribution of his Plan benefits, the Participant may elect to receive such distribution less a "forfeiture amount." The "forfeiture amount" equals ten percent (10%) of the Participant's Account balance as of the Valuation Date immediately preceding the date such distribution is made. Such distribution

                                                                   Exhibit 10.14


shall be made as soon as administratively feasible after the Participant's request for a forfeiture distribution is made.

         7.2 Payment of a Participant's death benefits shall be made in a lump sum in cash to his Beneficiary as soon as administratively feasible following the Committee's receipt of proper notice of such Participant's death, but in no event later than thirty (30) days following the Committee's receipt of such notice.

         7.3 Notwithstanding any other provision herein to the contrary, upon the effective date of a Change in Control, a Participant may elect at any time thereafter, on a form prescribed by the Committee, to accelerate the date on which payment of his benefit hereunder would otherwise be made. Upon such election, the amount to which such Participant is entitled shall be ninety percent (90%) of the vested benefit otherwise payable hereunder, which shall be distributed in one lump sum, in cash, as soon as administratively practicable following such election. The remainder of any amounts credited to such Participant's Account in which he is otherwise vested shall be forfeited as of the date of such distribution. If, at the time of such election, the Participant is employed by the Company or an Affiliate (as, for example, in the case of a Change in Control), such Participant shall be prohibited from participating in the Plan for a period of twelve (12) months from the date on which he receives the accelerated distribution, and no amounts shall be credited to his Account pursuant to Sections 3.1, 3.2 or 3.3 hereunder with respect to such twelve (12) month period. The Participant may again elect to participate in the Plan as of the first full payroll period beginning on or after the last day of such twelve
(12) month period by executing a new participation agreement within the time prior to such date established by the Committee.

         7.4 Notwithstanding the provisions of Section 7.1, the benefits payable hereunder may be paid before they would otherwise be payable if, based on a change in the federal or applicable state tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a Beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, the Committee determines that a Participant has or will recognize income for federal or state income tax purposes with respect to amounts that are or will be payable under the Plan before they otherwise would be paid. The amount of any payments pursuant to this
Section 7.4 shall not exceed the lesser of: (a) the amount in the Participant's Account or (b) the amount of taxable income with respect to which the tax liability is assessed or determined.

                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN

         8.1 The Company may establish a Trust Fund for the purpose of retaining assets set aside by the Company pursuant to a Trust Agreement, if any, for payment of all or a portion of the benefits payable pursuant to the Plan. Any benefits not paid from a Trust shall be paid from the Company's general assets. The Trust Fund, if any, shall be subject to the claims of general creditors of the Company in the event the Company is "Insolvent," as such term is defined in the Trust Agreement.

         8.2 Any benefits payable under the Profit Sharing Plan shall be payable solely in accordance with the terms and provisions thereof, and nothing in this Agreement shall operate

                                                                   Exhibit 10.14


or be construed in any way to modify, amend or affect the terms and provisions of the Profit Sharing Plan.

         8.3 The Plan shall be administered by the Committee. The members of the Committee shall not receive compensation with respect to their services on the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. Any member of the Committee may resign by delivering his written resignation to the Company and to the other members of the Committee.

         8.4 The Committee shall perform any act which the Plan authorizes expressed by a vote at a meeting or in a writing signed by a majority of its members without a meeting. The Committee may, by a writing signed by a majority of its members, appoint any member of the Committee to act on behalf of the Committee. Any person who is a member of the Committee shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any matter or case in which a person is so disqualified to act, the remaining persons constituting the Committee cannot resole a such matter or case, the Board will appoint a temporary substitute to exercise all the powers of the disqualified person concerning the matter or case in which he is disqualified.

         8.5 The Committee may designate in writing other persons to carry out its responsibilities under the Plan, and may remove any person designated to carry out its responsibilities under the Plan by notice in writing to that person. The Committee may employ persons to render advice with regard to any of its responsibilities. All usual and reasonable expenses of the Committee shall be paid by the Company. The Company shall indemnify and hold harmless each member of the Committee from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs), in connection with the performance by such member of his duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person so acting.

         8.6 The Committee shall establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. The Committee shall determine the eligibility of any individual to participate in the Plan, shall interpret the Plan in its sole and absolute discretion, and shall determine all questions arising in the administration, interpretation and application of the Plan. All determinations of the Committee shall be conclusive and binding on all employees, Participants and Beneficiaries, subject to the provisions of this Plan and applicable law.

         8.7 Any action to be taken hereunder by the Company shall be taken by resolution adopted by the Board or an executive committee thereof; provided, however, that by resolution, the Board or an executive committee thereof may delegate to any officer of the Company the authority to take any actions hereunder, other than the power to amend or terminate the Plan.

                                   ARTICLE IX

                             CLAIM REVIEW PROCEDURE

         9.1 In the event that a Participant or Beneficiary is denied a claim for benefits under this Plan (the "Claimant"), the Committee shall provide to the Claimant, within 90 days after receipt of the claim unless the Committee determines that extra time is required (which time

                                                                   Exhibit 10.14


shall not exceed 90 days) and notifies the Claimant of such extension in writing, written notice of the denial which shall set forth:

               (a) the specific reason or reasons for the denial;

               (b) specific references to pertinent Plan provisions on which the Committee based its denial;

               (c) a description of any additional material or information needed for the Claimant to perfect the claim and an explanation of why the material or information is needed;

               (d) a statement that the Claimant may:

                    (i) Request a review upon written application to the Committee;

                    (ii)  Review pertinent Plan documents; and

                    (iii) Submit issues and comments in writing; and

               (e) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Committee within sixty (60) days after receipt of the Committee's notice of denial of benefits. The Committee's notice must further advise the Claimant that his failure to appeal the action to the Committee in writing within the sixty (60) day period will render the Committee's determination final, binding, and conclusive.

         9.2 If the Claimant should appeal to the Committee, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Committee shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Committee shall advise the Claimant in writing of its decision on his appeal, the specific reasons for the decision, and the specific Plan provisions on which the decision is based. The notice of the decision shall be given within sixty
(60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day period infeasible, but in no event shall the Committee render a decision regarding the denial of a claim for benefits later than 120 days after its receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the date the extension period commences. The Committee's notice of denial of benefits shall identify the address to which the Claimant may forward his appeal.

         9.3 The Company shall promptly reimburse each Claimant for his legal fees reasonably incurred in successfully attempting to secure payment of the benefit to which such Claimant is entitled hereunder.

                                                                   Exhibit 10.14


                                   ARTICLE X

                              LIMITATION OF RIGHTS

         The establishment of this Plan shall not be construed as giving to any Participant, employee of the Company or any person whomsoever, any legal, equitable or other rights against the Company, or its officers, directors, agents or shareholders, or as giving to any Participant or Beneficiary any equity or other interest in the assets or business of the Company or shares of Company stock or as giving any employee the right to be retained in the employment of the Company. All employees of the Company and Participants shall be subject to discharge to the same extent they would have been if this Plan had never been adopted. The rights of a Participant hereunder shall be solely those of an unsecured general creditor of the Company.

                                   ARTICLE XI

                    LIMITATION OF ASSIGNMENT AND PAYMENTS TO
                         LEGALLY INCOMPETENT DISTRIBUTEE

         11.1 No benefits which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of the same shall be void. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for or against any person, except to the extent required by law.

         11.2 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined by the Committee, on the basis of qualified medical advice, to be incompetent, the Committee need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of the minor or incompetent, or to cause the same to be paid to the minor or incompetent without the intervention of a guardian or custodian, or to cause the same to he paid to a legal guardian or custodian of the minor or incompetent, if one has been appointed, or to cause the same to be used for the benefit of the minor or incompetent.

                                  ARTICLE XII

                     AMENDMENT TO OR TERMINATION OF THE PLAN

         The Company reserves the right at any time to amend or terminate the Plan in whole or in part by resolution of the Board; provided, however, that upon a Change in Control, any amendment or termination of the Plan shall, for a period of two (2) years following the effective date of such Change in Control, require the prior written consent of a majority of all Participants and Beneficiaries hereunder, including those Participants and Beneficiaries who, at the time of such amendment or termination, are currently entitled to a benefit hereunder, whether or not employed at such time by the Company or an Affiliate. No amendment shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. In the event that the Company shall change its name, the Plan shall be deemed to be amended to reflect the name change without further action of the Company, and the language of the Plan shall be changed accordingly. Upon termination of the Plan, the Board may, in its sole and absolute discretion, and notwithstanding any other provision hereunder to the contrary,

                                                                   Exhibit 10.14


direct that all benefits hereunder will be paid as soon as administratively practicable thereafter and in any event no later than 30 days following the termination of the Plan.

                                  ARTICLE XIII

                   STATUS OF PARTICIPANT AS UNSECURED CREDITOR

         All benefits under the Plan shall be the unsecured obligations of the Company and, except for those assets which may be placed in a Trust Fund established in connection with this Plan, no assets will be placed in trust or otherwise segregated from the general assets of the Company for the payment of obligations hereunder. To the extent that any person acquires a right to receive payments hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                  ARTICLE XIV

                            GENERAL AND MISCELLANEOUS

         14.1 Severability. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         14.2 Construction. The section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

         14.3 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of Ohio unless superseded by federal law.

         14.4 No Requirement to Fund. The Company is not required to set aside any assets for payment of the benefits provided under this Plan; however, it may do so as provided in the Trust Agreement, if any. A Participant shall have no security interest in any such amounts. It is the Company's intention that this Plan be construed as a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         14.5 Taxes. All amounts payable hereunder shall be reduced by any and all federal, state and local taxes imposed upon the Participant or his Beneficiary which are required to be paid or withheld by the Company or an Affiliate.



-------------------------
END